                                                                    EXHIBIT 11.1

                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1996
                                                                    -----------------
PRIMARY

Net income .......................................................    $ 4,271,077
                                                                      -----------

Shares:
   Weighted average number of common shares outstanding ..........      4,791,733

   Dilutive effect of outstanding options and redeemable
     warrants (as determined by the application of the treasury
     stock method) ...............................................        160,969
                                                                      -----------

   Weighted average number of common shares outstanding, as
     adjusted ....................................................      4,952,702
                                                                      -----------

Net income per share: Primary ....................................    $      0.86
                                                                      ===========

ASSUMING FULL DILUTION

Net income .......................................................    $ 4,271,077
                                                                      -----------
Shares:
   Weighted average number of common shares outstanding ..........      4,791,733

   Dilutive effect of outstanding options and redeemable
     warrants (as determined by the application of the treasury
     stock method) ...............................................        229,683
                                                                      -----------

   Weighted average number of common shares outstanding,
     as adjusted .................................................      5,021,416
                                                                      -----------

Net income per share: Assuming full dilution .....................    $      0.85
                                                                      ===========